CERTIFICATE OF INCORPORATION

                                       OF

                           Radio One of Detroit, Inc.

                                  ARTICLE FIRST

                                   The name of the  corporation  is Radio One of
Detroit, Inc. (hereinafter called the "Corporation")

                                 ARTICLE SECOND

                                   The address of the  Corporation's  registered
office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE THIRD

                                   The nature of the  business or purposes to be
conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

                                   The total number of shares of stock which the
Corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

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                                  ARTICLE FIFTH

                                   The  name  and  mailing  address  of the sole
incorporator are as follows:

                           NAME                       MAILING ADDRESS
                           --------------             --------------------------
                           Amy Gottesmann             c/o Kirkland & Ellis
                                                      655 Fifteenth Street, N.W.
                                                      11th Floor
                                                      Washington, D.C. 20005

                                  ARTICLE SIXTH

                  The Corporation is to have perpetual existence.

                                 ARTICLE SEVENTH

                                   In  furtherance  and not in limitation of the
powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE EIGHTH

                                   Meetings of  stockholders  may be held within
or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE NINTH

                                   To  the  fullest  extent   permitted  by  the
General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this

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ARTICLE NINTH shall not  adversely  affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TENTH

                                   The  Corporation  expressly  elects not to be
governed by Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVENTH

                                   The Corporation  reserves the right to amend,
alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   I,   the   undersigned,    being   the   sole
incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of April, 1998.

                                                  ------------------------------
                                                  Sole Incorporator